UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

CO-DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-38148	46-2609363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

2401 S. Foothill Drive, Suite D, Salt Lake City Utah 84109

(Address of principal executive offices) (Zip Code)

(801) 438-1036

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2026, Co-Diagnostics, Inc. (the “Company”) and Brian Brown, the Company’s Chief Financial Officer, determined that Mr. Brown’s last day of employment with the Company would be September 2, 2026 (the “Separation Date”). Mr. Brown served as the Company’s principal financial officer and principal accounting officer through the Separation Date.

Effective as of the Separation Date, Daniel Bohrer, the Company’s Executive Vice President of Finance and Accounting, will serve as the Company’s principal financial officer and principal accounting officer. In connection with such appointment, Mr. Bohrer’s annual salary was increased from $225,000 to $255,000.

Mr. Bohrer, age 49, became the Company’s Executive Vice President of Finance and Accounting in September 2026. From September 2021 to September 2026, Mr. Bohrer served as the Company’s Vice President of Finance and Accounting where his duties included overseeing the Company’s accounting department, directing the preparation of financial statements, footnotes and audit support schedules, preparing the Company’s annual, quarterly and current reports with the SEC, managing all aspects of the Company’s annual audit, and administering the Company’s equity compensation plan. From October 2016 through September 2021, Mr. Bohrer served as the Director of Accounting for Workfront, Inc. (acquired by Adobe, Inc. in 2020), a Utah-based software company providing cloud-based work and project management software, where he was responsible for internal and external financial accounting and reporting, technical accounting leadership, equity compensation plan administration, and treasury functions including debt compliance reporting and cash forecasting. From January 2014 through October 2016, Mr. Bohrer served as an Assurance Senior Manager at EY, where he provided audit services to various clients in multiple industries. Mr. Bohrer holds a Master of Business Administration and Bachelor of Science in Accounting from Utah State University and is a licensed CPA in the State of Utah.

Mr. Bohrer (i) has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, (ii) is not a party to any related person transaction with the Company, and (iii) has no arrangements or understandings with any other person pursuant to which he was selected as an officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: September 4, 2026	By:	/s/ Dwight Egan
	Name:	Dwight Egan
	Title:	Chief Executive Officer
(Principal Executive Officer)